AMERICAN ECO CORPORATION
                               ------------------------

                                STOCK OPTION AGREEMENT
                                ----------------------


               AGREEMENT made as to this 22nd day of December, 1997 between American Eco Corporation, an Ontario, Canada corporation (the "Company") and Frank J. and Catherine A. Fradella (the
          "Optionees").

                                   R E C I T A L S
                                   ---------------

               WHEREAS, the Company currently owns 8,800,000 shares of the Common Stock, no par value, of EIF Holdings, Inc., a Hawaii corporation ("the Option Shares"); and

               WHEREAS, the Company desires to provide the Optionees with an opportunity to acquire the Option Shares on the terms and conditions contained herein;

                                  A G R E E M E N T
                                  -----------------

               NOW, THEREFORE, in consideration of the premises, the mutual covenants herein set forth and other good and valuable consideration, the parties hereto hereby agree as follows:

               1.   Grant of Option.  Subject to the terms of this
                    ---------------
          Agreement, the Company hereby grants to the Optionees the right to purchase (the "Option") the Option Shares. Upon the execution of this Agreement, the Company shall deliver to the Optionees a proxy to vote all of the Option Shares substantially in the form attached as Exhibit A. The Date of Grant of this Stock Option is
                      ---------
          December 22, 1997.

               2.   Expiration Date.  The Option may be exercised by the
                    ---------------
          Optionees at any time until 5 p.m. on the first anniversary of the Date of Grant, after which time the Option shall be void.

               3.   Exercise Price.  The exercise price (the "Exercise
                    --------------
          Price") of the Option Shares shall be $0.65 per share, subject to adjustment as provided in Section 6 hereof.

               4.   Manner of Exercise.  The Option may be exercised in
                    ------------------
          whole or in part by the Optionees jointly delivering written notice to the Company setting forth the date of exercise thereof (the "Exercise Date"), which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon.

               On the Exercise Date, Optionees shall deliver to the Company consideration with a value equal to the aggregate Exercise Price of the shares to be purchased, payable as follows: (a) cash, certified check bank draft, or money order payable to the order of the Company, or (b) any other form of payment which is acceptable to the Company. Upon payment of all amounts due from the Optionees, the Company shall cause certificates for the Option Shares then being purchased to be delivered to such Optionees at their principal business offices promptly after the Exercise Date.

               The obligation of the Company to deliver shares shall, however, be subject to the conditions that if at any time the Company shall determine in its discretion that the listing, registration, or qualification of the Option or the Option Shares upon any securities exchange or inter-dealer quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Option or the issuance or purchase of shares thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

               5.   Rights as Stockholder.  Other than the voting rights
                    ---------------------
          granted pursuant to the proxy delivered by the Company, as required by Section 1 hereof, the Optionees will have no rights as stockholders with respect to any shares covered by the Option until the issuance of a certificate or certificates to the Optionees for the shares.

               6.   Adjustment of Number of Shares and Related Matters.
                    --------------------------------------------------
          STOCK SPLIT, COMBINATION, RECLASSIFICATION, ETC. In case EIF shall at any time after the date of this Agreement (i) subdivide the outstanding Common Stock into a larger number of shares, (ii) combine the outstanding Common Stock into a smaller number of shares, or (iii) issue any shares of its capital stock in connection with a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the Exercise Price in effect at the time of the record date for such dividend or the effective date of such subdivision, combination or reclassification, or the number and kind of securities issuable on such date shall be proportionately adjusted so that the Optionees shall be entitled, at no additional expense, to receive the aggregate number and kind of securities which, if the option had been exercised immediately prior to such date, the Optionees would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

               7.   Optionees' Representations.  Notwithstanding all of the
                    --------------------------
          provisions hereof, the Optionees hereby agree that they will not exercise the Option granted hereby, and that the Company will not be obligated to issue any shares to the Optionees hereunder, if the exercise thereof or the issuance of such shares shall constitute a violation by the Optionees or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Company shall be final, binding and conclusive. The obligations of the Company and the rights of the Optionees are subject to all applicable laws, rules, and regulations.

               8.   Investment Representation.  Unless the Common Stock is
                    -------------------------
          issued to it in a transaction registered under applicable federal and state securities laws, by his or her execution hereof, the Optionees represent and warrant to the Company that all Common Stock that may be purchased hereunder will be acquired by the Optionees for investment purposes for their own account and not with any intent for resale or distribution in violation of federal or state securities laws.

               9.   Law Governing.  This Agreement shall be governed by,
                    -------------
          construed and enforced in accordance with the laws of the state of Texas (excluding any conflicts of law rule or principle of Texas law that might refer to governance, construction, or interpretation of this agreement to the laws of another state).

               10.  Legal Construction.  In the event that any one or more
                    ------------------
          of the terms, provisions, or agreements that are contained in this Agreement shall be held by a Court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

               11.  Covenants and Agreements as Independent Agreements.
                    --------------------------------------------------
          Each of the covenants and agreements that is set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Optionees against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

               12.  Entire Agreement.  This Agreement supersedes any and
                    ----------------
          all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement and that any agreement, statement or promise that is not contained in this Agreement shall not be valid or binding or of any force or effect.

               13.  Parties Bound.  The terms, provisions, representations,
                    -------------
          warranties, covenants, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their permitted successors and assigns.

               14.  Modification.  No change or modification of this
                    ------------
          Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties.

               15.  Headings.  The headings that are used in this Agreement
                    --------
          are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

               16.  Notice.  Any notice required or permitted to be
                    ------
          delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Optionees, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

                    (a) Notice to the Company shall be addressed and delivered as follows:

                         American Eco Corporation
                         11011 Jones Road
                         Houston, Texas 77070
                         Attn:  Michael E. McGinnis

                    (b) Notice to the Optionees shall be addressed and delivered as follows:

                         Frank J. and Catherine A. Fradella
                         c/o EIF Holdings, Inc.
                         616 FM 1960 West
                         Suite 630
                         Houston, Texas 77090



                                   * * * * *

               IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Optionees, to evidence their consent and approval of all the terms hereof, have duly executed this Agreement, as of the date specified in Section 1 hereof.


          AMERICAN ECO CORPORATION


          By: /s/ Michael E. McGinnis
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          Name: Michael E. McGinnis
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          Title: President & CEO
                ----------------------------



          OPTIONEES


            /s/ Frank J. Fradella               /s/ Catherine A. Fradella
          --------------------------         ------------------------------
          Frank J. Fradella                  Catherine A. Fradella